EXHIBIT 15.1
[Letterhead of Maples and Calder]

Our ref	VZL\628018\4489002v1
Direct tel	+852 2971 3095
Email	valerie.law@maplesandcalder.com
CNinsure Inc.
22/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
4 May 2011
Dear Sirs
Re: CNinsure Inc. (the “Company”)
We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of May 2011.

Yours faithfully
/s/ Maples and Calder
Maples and Calder